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                                                                   EXHIBIT 10.1



                      PURCHASE, SALE AND EXCHANGE AGREEMENT

                                     BETWEEN


                              EXCO RESOURCES, INC.

                                    AS SELLER


                                       AND


                         ANADARKO PETROLEUM CORPORATION

                                    AS BUYER


                         EFFECTIVE ON DECEMBER 17, 1999

                                TABLE OF CONTENTS

ARTICLE                                                                                     PAGE NO.
-------                                                                                     --------
1.       Purchase, Sale and Exchange............................................................1
         1.1      Purchase, Sale and Exchange...................................................1
         1.2      Assets........................................................................2
         1.3      Excluded Assets...............................................................4
         1.4      Effective Time:  Proration of Costs and Revenues..............................4
         1.5      Delivery and Maintenance of Records...........................................5

2.       Purchase Price.........................................................................6
         2.1      Purchase Price................................................................6
         2.2      Deferred Tax-Free Like-Kind Exchange..........................................6
         2.3      Adjustments to Purchase Price.................................................6
         2.4      Allocation of Purchase Price..................................................7

3.       Title and Environmental Matters........................................................8
         3.1      Seller's Title................................................................8
         3.2      Definition of Defensible Title................................................8
         3.3      Definition of Permitted Encumbrances..........................................9
         3.4      Notice of Title Defects:  Defect Adjustment..................................10
         3.5      Consents to Assignment and Preferential Rights to Purchase...................12
         3.6      Casualty or Condemnation or Expropriation Loss...............................13
         3.7      Environmental Audit..........................................................14

4.       Representations and Warranties of Seller..............................................14
         4.1      Disclaimers..................................................................14
         4.2      Representations and Warranties...............................................15
         4.3      Existence and Qualification..................................................16
         4.4      Power........................................................................16
         4.5      Authorization and Enforceability.............................................16
         4.6      No Conflicts.................................................................16
         4.7      Liability for Brokers' Fees..................................................16
         4.8      Litigation...................................................................16
         4.9      Taxes and Assessments........................................................17
         4.10     Environmental Laws...........................................................17
         4.11     Safety and Health............................................................18
         4.12     Outstanding Capital Commitments and Property Costs...........................18
         4.13     Compliance with Laws.........................................................19
         4.14     Contracts....................................................................19
         4.15     Payments for Production......................................................19
         4.16     Gas Imbalances...............................................................20

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

         4.17     Consents.....................................................................20
         4.18     Plugging Status..............................................................21
         4.19     Equipment....................................................................21
         4.20     Current Commitments..........................................................21
         4.21     Condemnation or Expropriation................................................21
         4.22     Bankruptcy...................................................................21
         4.23     Historical Information.......................................................22
         4.24     Government Authorizations....................................................22
         4.25     Production Proceeds Payable to Exus..........................................22

5.       Representations and Warranties of Buyer...............................................23
         5.1      Existence and Qualification..................................................23
         5.2      Power........................................................................23
         5.3      Authorization and Enforceability.............................................23
         5.4      No Conflicts.................................................................23
         5.5      Liability for Brokers' Fees..................................................23
         5.6      Litigation...................................................................24

6.       Covenants of the Parties..............................................................24
         6.1      Access.......................................................................24
         6.2      Government Reviews...........................................................24
         6.3      Notification of Breaches.....................................................24
         6.4      Letters-in-Lieu:  Assignments:  Operatorship.................................25
         6.5      Public Announcements.........................................................25
         6.6      Operation of Assets..........................................................26
         6.7      Indemnity Regarding Access...................................................27
         6.8      Gas Imbalances...............................................................27
         6.9      Consents and Preferential Rights.............................................27
         6.10     Release of Liens.............................................................27
         6.11     Tax Matters..................................................................28
         6.12     Seller's Post Agreement Acquisitions, Non-Compete
                  Obligation...................................................................28
         6.13     Further Assurances...........................................................30

7.       Conditions to Closing.................................................................30
         7.1      Conditions of Seller to Closing..............................................30
         7.2      Conditions of Buyer to Closing...............................................31

8.       Closing...............................................................................31
         8.1      Time and Place of Closing....................................................31
         8.2      Obligations of Seller at Closing.............................................32
         8.3      Obligations of Buyer at Closing..............................................32
         8.4      Closing Payment and Post-Closing Purchase Price Adjustments..................33


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
9.       Termination and Amendment.............................................................34
         9.1      Termination..................................................................34
         9.2      Effect of Termination........................................................34

10.      Post-Closing Obligations; Indemnification; Limitations................................34
         10.1     Receipts.....................................................................34
         10.2     Expenses.....................................................................35
         10.3     Assumption and Indemnification...............................................35
         10.4     Indemnification Actions......................................................37
         10.5     Limitation on Actions........................................................39

11.      Miscellaneous.........................................................................39
         11.1     Counterparts.................................................................39
         11.2     Exhibits.....................................................................39
         11.3     Expenses.....................................................................39
         11.4     Notices......................................................................39
         11.5     Wire Transfer Instructions...................................................40
         11.6     Amendments...................................................................40
         11.7     Assignment...................................................................40
         11.8     Conditions...................................................................40
         11.9     Counterparts.................................................................41
         11.10    Governing Law................................................................41
         11.11    Entire Agreement.............................................................41
         11.12    Parties in Interest..........................................................41
         11.13    Survival.....................................................................41
         11.14    Construction.................................................................41
         11.15    Limitation on Damages........................................................42
         11.16    Arbitration..................................................................42
         11.17    Severability.................................................................42

12.      Definitions...........................................................................42



                                      iii
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                      PURCHASE, SALE AND EXCHANGE AGREEMENT


         This Purchase, Sale and Exchange Agreement (the "Agreement"), is effective on December 17, 1999 by and between EXCO Resources, Inc., a corporation whose address is 5735 Pineland Dr., Ste. 235, Dallas, Texas 75231 ("Seller") and Anadarko Petroleum Corporation, a Delaware corporation whose address is 17001 Northchase Drive, Houston, TX 77060 ("Buyer").

                                    RECITALS:

         A. Seller owns various oil and gas properties, either of record or beneficially.

         B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the properties and rights of Seller hereafter described, in the manner and upon the terms and conditions hereafter set forth.

         C. Seller and Buyer also wish to enter into a like-kind exchange agreement with respect to certain properties, all as more particularly described below.

         D. Capitalized terms used herein shall have the meanings ascribed to them in this Agreement as such terms are identified and/or defined in Article 12 hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:


                     ARTICLE 1. PURCHASE, SALE AND EXCHANGE

         SECTION 1.1  PURCHASE, SALE AND EXCHANGE.

         (a) At the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell and convey to Buyer, or such subsidiary or affiliate of Buyer as may be designated by Buyer within five (5) days prior to Closing (sometimes hereinafter referred to as "Buyer's Affiliate") and Buyer agrees to purchase, accept and pay for the Assets (as defined in Section 1.2); provided, however, the Parties agree that a portion of the Assets to be conveyed to Buyer or Buyer's Affiliate shall be subject to a like-kind exchange of properties as more particularly set forth in Section 1.1(b), below.

         (b) On or prior to five (5) days prior to the Closing, Buyer shall designate a portion of the Assets which shall be transferred to Buyer or Buyer's Affiliate through a like-kind exchange agreement ("Seller's Like-Kind Exchange Assets"), such agreement to be in the form of that attached hereto as Exhibit "B". Buyer's property to be conveyed pursuant to said like-kind exchange agreement shall be all of Buyer's right, title and interest in and to those properties identified in Exhibit "C" attached hereto and incorporated herein ("Anadarko's Like-Kind Exchange Property"). The Parties agree that the value of Anadarko's Like-Kind Exchange Property shall be $800,000.00 and that such Anadarko Like-Kind Exchange Property shall be conveyed to Seller.

         SECTION 1.2  ASSETS.

         As used herein, the term "Assets" means, subject to the terms and conditions of this Agreement, all of Seller's right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to the following:

         (a) The oil, gas and mineral leases, and the other leases, licenses, permits, rights of way and other agreements described in Exhibit "A" (the "Leases") which cover and relate to the lands described in Exhibit "A", lands pooled or unitized therewith or the Units (the "Lands") together with the leasehold and all other estates created thereby, including all mineral interests, royalty interests, overriding royalty interests, production payments, other payments out of or measured by the value of oil and gas production, net profits interests, carried interests, farmout rights, options, subleases, and all other interests that Seller has in and to the Leases, whether owned now, as of the Effective Time or acquired on or prior to Closing, but subject to Section 6.12;

         (b) The oil and gas wells described in Exhibit "A-1" hereto (the "Wells");

         (c) All oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom, together with all minerals produced in association with these substances (collectively called the "Hydrocarbons") in and under and which may be produced and saved from or attributable to the Leases, Units, Lands or Wells from and after the Effective Time, and all rents, issues, profits, proceeds, products, revenues and other income from or attributable thereto from and after the Effective Time;

         (d) All right, title and interest of Seller in or to any pools or units which include any Lands or all or a part of any Leases or include any Wells, including those pools or units shown on Exhibit A-2 (the "Units"; the Units, together with the Leases, Lands and Wells, being hereinafter referred to as the "Properties"), and including all right, title and interest of Seller in production from any such pool or unit, whether such unit production comes from wells located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and Units;



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         (e) All of the equipment, machinery, fixtures and other tangible personal property and improvements on the Lands or appurtenant to the Wells, Units, Leases or Lands, or used or obtained in connection with the operation of the Wells, Units or the Leases or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, including without limitation, pipelines, disposal systems, water wells, gathering systems, injection facilities, saltwater disposal facilities, pumping units and engines, buildings, flow lines and compression facilities appurtenant to or located upon the Lands (the "Equipment"); and including without limitation the equipment specifically listed on Exhibit "F".

         (f) All right, title and interest of Seller in, to and under or derived from all contracts, agreements and instruments by which the Properties are bound, or that relate to or otherwise affect the Properties, including but not limited to the Permitted Encumbrances as identified in Section 3.3(j), below, operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, water rights agreements, exploration agreements, participation agreements, joint venture agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of oil, gas, or casinghead gas, and processing agreements to the extent applicable to the Properties or the production of oil and gas and other minerals and products produced in association therewith from the Properties (all of which are hereinafter collectively referred to as "Contracts" and provided that "Contracts" shall not include the instruments constituting the Leases);

         (g) All right, title and interest of Seller in or to all easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights ("Surface Contracts") appurtenant to, and used or held for use in connection with, the Properties and not otherwise described in Exhibit A;

         (h) All right, title, and interest of Seller in and to all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, land surveys, geologic and geophysical data (including interpretations thereof), logs, maps, engineering data and reports, reserve studies and evaluations, and files and all other books, records, data, files, maps and accounting records related to Assets, or used or held for use in connection with the maintenance or operation thereof, but excluding (i) computer software, (ii) work product of Seller's legal counsel (other than title opinions), (iii) data held confidentially pursuant to contractual obligations, and (iv) records relating to the negotiation and consummation of the sale of the Assets (subject to such exclusions, the "Records"); provided, however, that Seller may retain the copies of such files and other records as Seller has determined may be required for litigation, tax, accounting, and auditing purposes; and

         (i) All right, title and interest of EXUS in and to the items described in Section 1.2(a)-1.2(h), above, to the extent such interests are attributable to EXCO's ownership in EXUS (see Section 4.2(b), below).



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excluding, however, the Excluded Assets (as defined in Section 1.3).

         SECTION 1.3  EXCLUDED ASSETS.

         Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby (collectively, the "Excluded Assets"):

         (a) All corporate, financial, income and franchise tax and legal records of Seller that relate to Seller's business generally (whether or not relating to the Properties), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.2(h);

         (b) All rights to any refund of Taxes or other costs or expenses borne by Seller or Seller's predecessors in interest and title attributable to periods prior to the Effective Time;

         (c) All rights relating to the existing claims and causes of action;

         (d) Seller's (and EXUS') area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller's business generally; and

         (e) All trade credits, account receivables, note receivables, and other receivables attributable to the Properties with respect to any period of time prior to the Effective Time.


         SECTION 1.4  EFFECTIVE TIME: PRORATION OF COSTS AND REVENUES.

         (a) Possession of the Assets shall be transferred from Seller to Buyer at the Closing, but certain financial benefits and burdens of the Assets shall be transferred effective as of 7:00 a.m., local time, where the respective Assets are located, on October 1, 1999 (the "Effective Time"), as described below.

         Buyer shall be entitled to all production from or attributable to the Leases, Units and Wells at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred at and after the Effective Time except as noted in
Section 1.4(b), below. Seller shall be entitled to all production from or attributable to Leases, Units and Wells prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred prior to the Effective Time except as noted in
Section 1.4(b), below. "Earned" and "incurred", as used in this Agreement, shall be interpreted in accordance with generally accepted accounting



                                       4
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principles and Council of Petroleum Accountants Society (COPAS) standards.
"Property Costs" means all operating expenses (including without limitation costs of insurance and ad valorem, property, severance, production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, but excluding any other Taxes) and capital expenditures incurred in the ownership and operation of the Assets under the applicable operating or unit agreement, and overhead costs charged to the Assets under the applicable operating or unit agreement. For purposes of allocating production (and accounts receivable with respect thereto), under this Section 1.4, (i) liquid hydrocarbons shall be deemed to be "from or attributable to" the Leases, Units and Wells when they pass through the pipeline connecting into the storage facilities into which they are run and (ii) gaseous hydrocarbons shall be deemed to be "from or attributable to" the Leases, Units and Wells when they pass through the delivery point sales meters on the pipelines through which they are gathered or transported, as applicable. Seller shall utilize reasonable interpolative procedures to arrive at an allocation of production when exact meter readings or gauging and strapping data is not available. Seller shall provide to Buyer, no later than ten (10) Business Days prior to Closing, evidence of all meter readings and all gauging and strapping procedures conducted on or about the Effective Time in connection with the Assets, together with all data necessary to support any estimated allocation, for purposes of establishing the adjustment to the Purchase Price pursuant to Section 2.3 hereof that will be used to determine the Closing Payment (as defined in Section 8.4(a)). Taxes, right-of-way fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before and the number of days in the applicable period falling at or after the Effective Time, except that production, severance and similar Taxes shall be prorated based on the number of units actually produced, purchased or sold, as applicable, before, and at or after, the Effective Time. In each case, Buyer shall be responsible for the portion allocated to the period at and after the Effective Time and Seller shall be responsible for the portion allocated to the period before the Effective Time.

         (b) Notwithstanding the provisions of Section 1.4(a), above, the Parties agree that Buyer shall be responsible for certain Property Costs incurred prior to the Effective Time which are attributable to drilling the Louisiana Minerals 15-1 Alternate Well, those costs being reasonable costs for title opinions and surface damages for such well even though incurred prior to the Effective Time.

         SECTION 1.5  DELIVERY AND MAINTENANCE OF RECORDS.

         Seller, at Seller's cost, shall deliver the Records to Buyer within ten
(10) days following Closing. Seller may retain copies of any Records delivered to Buyer.



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                            ARTICLE 2. PURCHASE PRICE

         SECTION 2.1  PURCHASE PRICE.

         The purchase price for the Assets, excluding the Seller's Like-Kind Exchange Assets, (the "Purchase Price") shall be Eighteen Million Six Hundred Eighty Thousand Dollars ($18,680,000.00), subject to adjustment as provided in
Section 2.3, and payable to Texas Escrow Company, Inc. ("Texas Escrow") at or before Closing, as provided in Section 2.2, subject to any post closing adjustments as provided herein.

         SECTION 2.2  DEFERRED TAX-FREE LIKE-KIND EXCHANGE.

         Seller and Buyer hereby agree that Seller, in lieu of the sale of the Assets to Buyer for the cash consideration provided herein, shall assign all of its rights under this Agreement to Texas Escrow, as a qualified intermediary, in order to accomplish the transaction in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended. Buyer agrees to tender the full Purchase Price less adjustments permitted herein to Texas Escrow at or before Closing. Except as otherwise provided herein, upon payment to Texas Escrow, Buyer shall not be obligated to pay any additional costs or incur any additional obligations or liabilities in the acquisition of the Property. Seller hereby acknowledges that any assignment of its rights pursuant to this Section
2.2 shall in no way relieve Seller from any of its obligations under this Agreement.

         SECTION 2.3  ADJUSTMENTS TO PURCHASE PRICE.

         The Purchase Price for the Assets shall be adjusted as follows with all such amounts being determined in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (COPAS) standards:

         (a) Reduced by the aggregate amount of the following proceeds received by Seller between the Effective Time and the Closing Date (with the period between the Effective Time and the Closing Date referred to as the "Adjustment Period"): (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of production, gathering, processing and transportation costs and any production, severance, sales or excise Taxes not reimbursed to Seller by the Buyer of production) produced from or attributable to the Properties during the Adjustment Period, and (ii) other proceeds earned with respect to the Assets during the Adjustment Period;

         (b) Reduced in accordance with Section 3.5, by an amount equal to the Allocated Value of those Properties (i) with respect to which preferential purchase rights have been exercised prior to Closing or (ii) that cannot be transferred at Closing due to unwaived requirements for consent to the assignments contemplated hereby;



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         (c) Reduced (i) as a result of Title Defects by the Title Defect
Amount; and (ii) as a result of Environmental Defects under Section 3.7;

         (d) Reduced by the aggregate amounts payable to third-party owners of working interests, royalties and overriding royalties and other interests in the Properties held in suspense (plus interest to be paid with such suspense funds) by Seller as of the Closing Date;

         (e) Reduced by an amount equal to unpaid ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership or operation of the Assets that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and after the Effective Time);

         (f) Increased by the amount of all Property Costs and other costs attributable to the ownership and operation of the Assets which are paid by Seller and incurred at or after the Effective Time, except any Property Costs and other such costs already deducted in the determination of proceeds in
Section 2.3(a);

         (g) Increased by the amount of the reasonable title opinion costs and surface costs for the Louisiana Minerals 15-1 Alternate Well which have been incurred by Seller prior to the Effective Time; and

         (h) Increased or decreased, as appropriate, pursuant to the provisions of Section 6.8 for Gas Imbalances.

         The adjustment described in Section 2.3(a) shall serve to satisfy, up to the amount of the adjustment, Buyer's entitlement under Section 1.4 to Hydrocarbon production from or attributable to the Properties during the Adjustment Period, and to the value of other income, proceeds, receipts and credits earned with respect to the Assets during the Adjustment Period, and Buyer shall not have any separate rights to receive any production or income, proceeds, receipts and credits with respect to which an adjustment has been made. Similarly, the adjustment described in Section 2.3(f) shall serve to satisfy, up to the amount of the adjustment, Buyer's obligation under Section
1.4 to pay Property Costs and other costs attributable to the ownership and operation of the Assets which are incurred during the Adjustment Period, and Buyer shall not be separately obligated to pay for any Property Costs or other such costs respect to which an adjustment has been made.

         SECTION 2.4  ALLOCATION OF PURCHASE PRICE.

         Schedule 2.4 sets forth the agreed allocation of the unadjusted Purchase Price among each of the Assets, which has been made in compliance with the principles of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations



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



thereunder. The "Allocated Value" for any Asset equals the portion of the unadjusted Purchase Price allocated to such Asset on Schedule 2.4, increased or decreased as described in this Section. Any adjustments to the Purchase Price other than the adjustments provided for in Sections 2.3(b), 2.3(c) and 2.3(h) shall be applied on a pro rata basis to the amounts set forth on Schedule 2.4 for all Assets. After all such adjustments are made, any adjustments to the Purchase Price pursuant to Sections 2.3(b), 2.3(c) and 2.3(h) shall be applied to the amounts set forth in Schedule 2.4 for the particular affected Assets. Buyer and Seller further agree that, on or before the Closing Date, they will mutually agree as to the further allocation of the Allocated Values included in
Schedule 2.4 as to the relative portions of those values attributable to leasehold costs and depreciable equipment.


                   ARTICLE 3. TITLE AND ENVIRONMENTAL MATTERS

         SECTION 3.1  SELLER'S TITLE.

         (a) Seller represents and warrants to Buyer that EXUS's title to the Leases, Wells, Units and Lands shown on Exhibits A, A-1 and A-2, as applicable, as of the Effective Time is (and as of the Closing Date EXCO's title shall be) Defensible Title as defined in Section 3.2.

         (b) The conveyance to be delivered by Seller to Buyer shall be substantially in the form of Exhibit "D" hereto (the "Conveyance") and contain a special warranty of title by, through and under Seller to the Leases, Wells and Units shown on Exhibits A, A-1 and A-2, subject to the Permitted Encumbrances, but shall otherwise be without warranty of title, express, implied or statutory, except that such conveyances shall transfer to Buyer all rights or actions on title warranties given or made by Seller's predecessors, to the extent Seller may legally transfer such rights.

         (c) Buyer shall not be entitled to protection under Seller's special warranty of title in the Conveyance against any Title Defect reported under this
Article 3.

         SECTION 3.2  DEFINITION OF DEFENSIBLE TITLE.

         As used in this Agreement, the term "Defensible Title" means that title of Seller and EXUS which, subject to Permitted Encumbrances:

         (a) Entitles Seller to receive throughout the duration of the productive life of any Units, Wells or Leases (after satisfaction of all royalties, overriding royalties, non-participating royalties, net profits interests or other similar burdens on or measured by production of oil and gas), not less than the "net revenue interest" share plus the "payout balance" shown in Exhibit A-1 or A-2 of all oil, gas and other minerals produced, saved and marketed from such Wells or Units, as applicable;



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



         (b) Obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to any Lease, Unit or Well not greater than the "working interest" shown in Exhibits A-1 and A-2 without increase throughout the productive life of such Lease, Unit or Well, except as stated in Exhibits A-1 or A-2 and except increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements and increases that are accompanied by at least a proportionate increase in Seller's net revenue interest;

         (c) Entitles Seller to payout balances not less than the "payout balances" as provided in Exhibit A-1; and

         (d) Is free and clear of liens, encumbrances, obligations, security interests, restrictions, pledges, claims or other defects.

         As used in this Agreement, the term "Title Defect" means any lien, charge, encumbrance, obligation (including contract obligation), defect, or other matter (including without limitation a discrepancy in net revenue interest or working interest) that renders Seller's title to the Asset less than Defensible Title.

         SECTION 3.3  DEFINITION OF PERMITTED ENCUMBRANCES.

         As used herein, the term "Permitted Encumbrances" means any or all of the following:

         (a) Lessors' royalties and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, impair Seller's rights to receive proceeds of production from the affected Property, reduce Seller's net revenue interests below that shown in Exhibit A-1 or A-2 or increase Seller's working interest above that shown in Exhibit A-1 or A-2 without a corresponding increase in the net revenue interest;

         (b) All leases, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets, to the extent that they do not, individually or in the aggregate, reduce Seller's net revenue interests below that shown in Exhibit A-1 or A-2 or increase Seller's working interest above that shown in Exhibit A-1 or A-2 without a corresponding increase in the net revenue interest;

         (c) Preferential rights to purchase the Assets with respect to which waivers or consents are obtained by Seller from the appropriate parties prior to the Closing Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

         (d) Third-party consent requirements and similar restrictions with respect to which waivers or consents are obtained by Seller from the appropriate parties prior to the Closing Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

         (e) Liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

         (f) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, being contested in good faith by appropriate actions;

         (g) All rights to consent, by required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of oil and gas leases or interests therein if they are not required prior to the sale or conveyance;

         (h) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations to the extent that they do not, individually or in the aggregate, impair Seller's right to receive proceeds of production from the affected Property, reduce Seller's net revenue interests below that shown in Exhibits A-1 or A-2 or increase Seller's working interest above that shown in Exhibits A-1 or A-2 without a corresponding increase in the net revenue interest;

         (i) Any other liens, charges, encumbrances, defects or irregularities which do not, individually or in the aggregate, detract from the value of or interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned), which would be accepted by a reasonably prudent Buyer engaged in the business of owning and operating oil and gas properties, and which do not impair Seller's right to receive proceeds of production from the affected Property, reduce Seller's net revenue interest below that shown in Exhibits A-1 or A-2, or increase Seller's working interest above that shown in Exhibits A-1 or A-2 without a corresponding increase in the net revenue interest, or otherwise; and

         (j) All those contracts, and other matters described on Exhibit "E".

         SECTION 3.4  NOTICE OF TITLE DEFECTS: DEFECT ADJUSTMENTS.

         (a) To assert a claim arising out of a breach of Section 3.1(a), Buyer may from time to time deliver claim notices to Seller (each a "Title Defect Notice") on or before the date which is six (6) days prior to the Closing Date (the "Title Claim Date"). Each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect(s), (ii) the Units, Wells, or Lands affected by the Title Defect (each a "Title Defect Property"), (iii) the Allocated Values of the Title Defect Property, (iv) supporting documents reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of the alleged Title Defect(s) and (v) the amount by which Buyer reasonably believes the Allocated Values of the

Title Defect Property are reduced by the alleged Title Defect(s) and the computations and information upon which Buyer's belief is based. Buyer shall be deemed to have waived all Title Defects, excluding Seller's special warranty of title contained in the Conveyance, that do not meet the threshold for an adjustment as set forth in Section 3.4(g).

         (b) Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove any Title Defects of which it has been advised by Buyer during the five (5) day period following the date of a Title Defect Notice (the "Cure Period").

         (c) With respect to any Title Defect Property not cured during the Cure Period, Buyer shall be entitled to receive an amount (the "Title Defect Amount") equal to the reduction in the Allocated Value for such Title Defect Property caused by such Title Defects, as determined pursuant to Section 3.4(e). If the Title Defect Amount has been determined for any such Title Defect Property prior to Closing then the Purchase Price shall be reduced by that Title Defect Amount. For any other such Title Defect Property, the Purchase Price in the final statement prepared under Section 8.4(b) shall be reduced by the Title Defect Amount determined for such Title Defect Property.

         (d) If Seller timely pays all Title Defect Amounts, Section 3.4(c) shall, to the fullest extent permitted by applicable law, be the exclusive right and remedy of Buyer with respect to Seller's breach of its warranty and representation in Section 3.1(a). Notwithstanding the foregoing, Seller's special warranty under Section 3.1(b) shall extend beyond the Closing Date and the Title Claim Date.

         (e) The Title Defect Amount resulting from a Title Defect shall be determined as follows:

                  (i) If Buyer and Seller agree on the Title Defect Amount, that amount shall be the Title Defect Amount;

                  (ii) If the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

                  (iii) If the Title Defect represents a discrepancy between (A) the net revenue interest for any Title Defect Property and (B) the net revenue interest or percentage stated on Exhibits A-1 or A-2, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the net revenue interest or percentage ownership decrease and the denominator of which is the net revenue interest or percentage ownership stated on such Exhibits;

                  (iv) If the Title Defect represents an obligation, encumbrance, burden, charge or condition upon or other defect in title to the Title Defect Property of a type not described in subsections (i), (ii) or (iii) above, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other factors as are necessary to make a proper evaluation; and

                  (v) Notwithstanding anything to the contrary in this Article 3, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of the Title Defect Property.

         (f) Seller and Buyer shall attempt to agree on all Title Defect Amounts within five (5) days after the end of the Cure Period for any Title Defect Property. If Seller and Buyer are unable to agree by that date, Title Defect Amounts in dispute shall be resolved by arbitration pursuant to the provisions of Section 11.16. Buyer may withhold from the Closing Payment the amount, if any, which Buyer claims is the Title Defect Amount for any Title Defect Amount which is in dispute on the Closing Date until such Title Defect Amount is determined.

         (g) Notwithstanding anything to the contrary contained in this Article 3, no adjustment to the Purchase Price for Title Defects shall be made unless and until, and only to the extent that the Title Defect Amount as to a specific Well or Unit, as applicable, exceeds Five Thousand Dollars ($5,000) and the aggregate value of all Title Defect Amounts exceeds One Hundred Fifty Thousand Dollars ($150,000).

         SECTION 3.5  CONSENTS TO ASSIGNMENT AND PREFERENTIAL RIGHTS TO
                      PURCHASE.

         (a) Seller shall notify Buyer at least ten (10) Business Days prior to Closing of all required third-party consents to the assignment of the Assets to Buyer which have not been obtained and preferential rights to purchase which have not been waived and the Assets to which they pertain, as well as advise Buyer if the assignment of any Contract or other Asset without obtaining a consent would result in termination or material impairment of Seller's rights in such Contract or other Asset. In no event shall there be included in the Conveyances at Closing any Asset subject to a consent requirement that provides that transfer of the Asset without consent will result in a termination or other material impairment of any rights in relation to such Asset. In cases where the Asset subject to such a requirement is a Contract and Buyer is assigned the Properties to which the Contract relates, but the Contract is not transferred to Buyer due to the unwaived consent requirement, Seller shall continue after Closing to use commercially reasonable efforts to obtain such consent so that such Contract can be transferred to Buyer upon receipt of such consent. In cases where the Asset subject to such a requirement is a Property and the third-party consent to the sale and transfer of the Property is not obtained, or the preferential right to purchase has not been waived, prior to the Closing Date, Buyer may elect to treat the unsatisfied consent requirement or unwaived preferential right to purchase as a Title Defect and receive the appropriate purchase price adjustment under Section 2.3(b) by giving Seller notice thereof in accordance with Section 3.4(a), except that such notice may be given up to one (1) Business Day prior to the Closing Date. If an unsatisfied consent or preferential right to purchase requirement with respect to which a Purchase Price adjustment is made under Section 3.4 is subsequently satisfied prior to the date of the final adjustment to the Purchase Price under Section 8.4(b), conveyance of the Asset shall be promptly made to Buyer and Seller shall be paid the amount of the previous reduction in the Purchase Price, and the provisions of this Section 3.5 shall no longer apply.

         (b) If any preferential rights to purchase any Properties are exercised prior to Closing, those Properties transferred to a third party as a result of the exercise of such preferential rights shall be treated as if subject to a Title Defect resulting in the complete loss of title and the Purchase Price shall be reduced under Section 2.3(b) by the Allocated Value for such Property. Seller shall retain the consideration paid by the third party.

         SECTION 3.6  CASUALTY OR CONDEMNATION OR EXPROPRIATION LOSS.

         If, after the date of this Agreement but prior to the Closing Date, any portion or portions of the Assets is destroyed or damaged (either totally or partially) by fire or other casualty (including well blowout, either surface or subsurface) or is taken in condemnation or expropriation or under right of eminent domain, and the loss of any one or more casualty or taking equals or exceeds Two Hundred Thousand Dollars ($200,000.00), Buyer may terminate this Agreement.

         If, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed or damaged by fire or other casualty (including well blowout, either surface or subsurface) or is taken in condemnation or expropriation or under right of eminent domain, and the loss as a result of such individual casualty or taking is less than Two Hundred Thousand Dollars ($200,000.00), Buyer shall elect by written notice to Seller to either
(i) treat such casualty or taking as a Title Defect with respect to the affected Property or Properties under Section 3.4 and Seller shall retain all rights to insurance and other claims against third parties with respect to the casualty or taking except to the extent the parties otherwise agree in writing; or (ii) Buyer shall accept the Assets affected by any casualty and Seller shall, at Closing, pay to Buyer all sums paid to Seller or EXUS by third parties by reason of such casualty or taking and shall assign, transfer and set over to Buyer or subrogate Buyer to all of Seller's right, title and interest (if any) in insurance claims, unpaid awards, and other rights against third parties (other than Affiliates of Seller and its directors, officers, employees and agents) arising out of the casualty or taking. Seller shall promptly notify Buyer of any destruction of Assets (either partial or total) by fire or other casualty or of commencement of condemnation or expropriation or eminent domain proceedings.

         SECTION 3.7  ENVIRONMENTAL AUDIT.

         (a) Buyer may perform an environmental audit of some or all of the Properties (the "Environmental Audit") prior to the Closing Date. The scope of the Environmental Audit (including any testing, coring, or sampling) to be made on or with respect to the Properties shall be determined by Buyer, and shall be performed upon prior notice and in a manner that will not unreasonably interfere with Seller's operations. Seller hereby grants to Buyer and its agents, employees and representatives any and all rights of access that are necessary to complete the Environmental Audit.

         Buyer's access shall be at Buyer's sole risk, cost and expense, and Buyer shall release Seller from and shall fully protect, indemnify and defend Seller and its respective officers, agents, employees and Affiliates and hold them harmless from and against any and all claims relating to, arising out of, or connected, directly or indirectly, with Buyer's exercise of its rights under this Article 3.7, including without limitation, claims relating to (a) injury or death of any person or persons whomsoever caused by Buyer or its agents, (b) damage to or loss of any property or resource caused by Buyer or its agents, (c) pollution, environmental damage or violation of Environmental Laws caused by Buyer or its agents, (d) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, or (e) fault imposed by statute, rule, regulation or otherwise; it being understood that Buyer shall not be responsible hereunder for any pre-existing condition of the Assets discovered by such inspection. Buyer additionally agrees to comply with Seller's safety rules and procedures while upon the Properties.

         (b) With respect to any single Property identified in the Audit Report for which the Estimated Remedial Cost exceeds Twenty Thousand Dollars ($20,000.00), Buyer may notify Seller in writing that it will either:

             (i) accept the Property affected by such Environmental Defect with a Purchase Price adjustment based on an agreed upon remedial cost amount; or

             (ii) allow Seller the option to remediate to Buyer's satisfaction at Seller's cost prior to closing.

              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

         SECTION 4.1  DISCLAIMERS.

         EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3 OR THIS ARTICLE 4 OR IN THE CONVEYANCE TO BE DELIVERED TO BUYER HEREUNDER, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (i) ANY OF THE ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY

PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (v) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR (vi) ANY OTHER MATERIAL OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT BUYER SHALL BE DEEMED TO BE OBTAINING EQUIPMENT IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS.

         SECTION 4.2   REPRESENTATIONS AND WARRANTIES.

         (a) Seller represents and warrants to Buyer the matters set out in Sections 4.2(b) through 4.24. Such representations and warranties shall, unless expressly specified to the contrary therein, be applicable both as of the date hereof and also as of the Closing Date.

         (b) Notwithstanding 4.2(a), the Parties acknowledge that as of the Effective Time, title to the Properties is in EXUS. Seller represents that Seller and Venus are each fifty percent (50%) owners in EXUS. On or prior to the Closing Date, EXUS will duly execute conveyances of the Assets and other documents and certificates of title to Seller and Venus, all in form satisfactory to Buyer, to allow Seller to make the transfer and perform all other obligations contemplated herein. To the extent this Agreement sets forth warranties by and/or representations or obligations upon Seller to operate, administer or perform certain acts in connection with the Assets or to refrain from participating in certain transactions or activities with respect thereto, including but not limited to the provisions contained in this Article 4 and
Article 6, Seller will cause EXUS to act or refrain from acting as so required. Likewise, where this Agreement refers to proceeds received or earned by Seller, expenses or costs paid by Seller, or similar provisions (including without limitation the provisions in Sections 1.4, 2.3, 10.1 and 10.2), the Parties agree that the term Seller shall also mean EXUS, to the extent such proceeds, costs or expenses are attributable to EXCO's ownership in EXUS.

         SECTION 4.3  EXISTENCE AND QUALIFICATION.

         Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business as a foreign corporation in each jurisdiction where the Assets are located, except where the failure to so qualify would not have a Material Adverse Effect.

         SECTION 4.4  POWER.

         Seller has the corporate power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.

         SECTION 4.5  AUTHORIZATION AND ENFORCEABILITY.

         The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 4.6  NO CONFLICTS.

         Seller's execution, delivery and performance of this Agreement will not conflict with or violate any agreement or instrument to which Seller is a party or any law, rule, regulation, ordinance, judgment, decree or order to which Seller or EXUS is subject.

         SECTION 4.7  LIABILITY FOR BROKERS' FEES.

         Buyer shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Seller, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

         SECTION 4.8  LITIGATION.

         Except as set forth in Schedule 4.8, (a) no claim, demand, filing (including lis pendens filings and abstracts of judgment), investigation, proceeding, action, suit, or other legal proceeding of any kind or nature (including any claims that Seller or EXUS is in breach of any

Contract and/or any Lease) is pending or, to Seller's knowledge, is or has been threatened with respect to the Properties, the Assets, or Seller or EXUS (with respect to any of the Properties or the Assets), or the ownership, operation, development, maintenance, or use of any thereof, (b) Seller is not aware of any facts, conditions or circumstances in connection with, related to, or associated with the Properties (or the ownership, operation, development, maintenance, or use of any thereof), the Assets, the Contracts, the Leases or Seller or EXUS (with respect to any of the Properties or the Assets), that could reasonably be expected to give rise to any such claim, demand, filing, investigation, proceeding, action, suit, or other legal proceeding, and (c) no notice from any Governmental Body or any other Person has been received by Seller or EXUS (i) claiming any violation, repudiation, or termination, in whole or in part, of any of the Properties or any violation of any Law with respect to the Properties (including any such Law concerning the conservation of natural resources) or
(ii) requiring, or calling attention to the need for, any work, repairs, construction, alterations, installations, remediation, response, removal or abatement actions, restoration, investigation or monitoring of, on, in, under, in connection with, or related to the Properties or the ownership, operation, development, maintenance, or use of any thereof, which matters, all or in part, remain outstanding and unresolved to the satisfaction of the sender of such notice.

         SECTION 4.9  TAXES AND ASSESSMENTS.

         Seller warrants and represents (a) all reports, returns, statements (including estimated reports, returns, or statements), and other similar filings required to be filed on or before the Closing Date by Seller or EXUS with respect to any Taxes (the "Tax Returns") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed; (b) the Tax Returns are true and correct in all material respects, and all Taxes reported on such returns have been paid; (c) Seller or EXUS has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (d) there are no administrative proceedings or lawsuits pending or, to the knowledge of Seller, there are no claims, assessments, levies, administrative proceedings, or lawsuits threatened against the Assets or Seller or EXUS by any taxing authority; and (e) there are no Tax liens on any of the Assets.

         SECTION 4.10  ENVIRONMENTAL LAWS.

         Except as set forth on Schedule 4.10, (a) all environmental and health and safety permits and plans, licenses, approvals, consents, certificates and other authorizations of any kind or nature ("Environmental Permits") necessary for the ownership, operation, development, maintenance, or use of any of the Properties have been obtained and maintained in effect and will be transferred to Buyer at Closing, (b) Seller, EXUS and the Properties, and the ownership, operation, development, maintenance, and use thereof, are in compliance with all Environmental Laws and with all terms and conditions of all Environmental Permits, and all prior instances of non-compliance have been fully and finally resolved to the satisfaction of all Governmental Bodies with jurisdiction over such matters, (c) neither the Seller, EXUS nor the Properties, or the ownership, operation, development, maintenance, or use thereof, is subject to any Environmental Claim or Environmental Liabilities arising from, based upon, associated with or related in any way to the Properties or the ownership, operation, or use of any thereof, (d) neither Seller nor EXUS has received any notice of any Environmental Claim, Environmental Liabilities or any violation or non-compliance with any Environmental Law or the terms or conditions of any Environmental Permit, arising from, based upon, associated with or related in any way to the Properties or the ownership, operation, development, maintenance, or use of any thereof, (e) no Hazardous Materials or hazardous substances are present, or have been disposed of (onsite or offsite), released, migrated or transported to or from, or have escaped on, in, from, under or in connection with the Properties, or the ownership, operation, development, maintenance, or use of any thereof, such as to cause a condition or circumstances that could reasonably be expected to result in a violation of or liability pursuant to any Environmental Law, and (f) Seller and EXUS are not aware of any facts, conditions, or circumstances in connection with, related to, or associated with the Properties, or any of them, or the ownership, operation, development, maintenance, or use of any thereof, that could reasonably be expected to give rise to an assertion that Seller, EXUS or the Properties, or the ownership, operation, or use thereof are not in substantial compliance with Environmental Laws or the terms or conditions of any Environmental Permit, or have any liability pursuant to any Environmental Law.

         SECTION 4.11  SAFETY AND HEALTH.

         The Seller/EXUS operated Leases and to Seller's knowledge, all other Properties, have been operated in compliance with all Laws addressing the safety and/or health of employees, including but not limited to the Occupational Safety and Health Act, 29 U.S.C.A. Section 651, et seq., and the regulations promulgated pursuant thereto, except where a failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.12  OUTSTANDING CAPITAL COMMITMENTS AND PROPERTY COSTS.

         Other than with respect to: (a) the Louisiana Minerals 15-1 Alternate Well; and (b) the Davis Bros. "J" No. 4 Well; as of the Effective Time; there were no outstanding AFEs or other commitments to make capital expenditures which are binding on the Assets and which Seller reasonably anticipates will individually require expenditures by the owner of the Assets after the Effective Time in excess of $20,000 other than those shown on Schedule 4.12 hereto. All Property Costs relating to periods of time prior to the Effective Time have been timely and properly paid in full.

         SECTION 4.13  COMPLIANCE WITH LAWS.

         Except as disclosed on Schedule 4.13, (a) the Properties have been and currently are operated, and the Seller, EXUS and the Properties are, in substantial compliance with the provisions and requirements of all Laws of all Governmental Bodies having jurisdiction with respect to such parties, the Properties, or the ownership, operation, development, maintenance, or use of any thereof.

         SECTION 4.14  CONTRACTS.

         Seller and EXUS have paid their share of all costs payable by them under the Leases, Surface Contracts, Contracts, and Permitted Encumbrances. Neither Seller nor EXUS, nor, to the knowledge of Seller, any other party is in default under or in breach of any Lease, Surface Contract, Contract or Permitted Encumbrance. To the best of Seller's knowledge, the Leases are valid and subsisting oil and gas leases and are currently in force. Exhibit "E" sets forth all Contracts and Surface Contracts to which the Properties are subject. Seller has furnished or made available to Buyer true and correct copies of all Leases and the portion of the Permitted Encumbrances identified in Exhibit "E", as amended and in effect as of the Closing Date.

         SECTION 4.15  PAYMENTS FOR PRODUCTION.

         Except as set forth on Schedule 4.15, (a) all rentals, royalties, excess royalty, overriding royalty interests, production payments, and other payments due and/or payable on or prior to the Effective Time under or with respect to the Wells, Units and Leases, and the Hydrocarbons produced therefrom or attributable thereto, have been properly and timely paid, (b) all rentals, payments, and obligations due and payable or performable on or prior to the Effective Time under or on account of any of the Properties have been duly paid, performed, or provided for prior to the Effective Time, (c) all ad valorem, property, production, transportation, sales, gross receipts, excise, use, severance, employee, income, franchise and other taxes, including taxes based on or measured by the ownership or operation of the Properties or the production of Hydrocarbons from the Wells and Leases, as well as all assessments and other governmental charges, penalties, interest and fines, which have become due and payable on or prior to the Effective Time with respect to the Properties, or Seller's or EXUS' ownership or operation thereof, or which have been collected by Seller or EXUS in connection with the Properties on behalf of some governmental entity, have been properly paid prior to becoming delinquent, and all returns and reports with respect to such matters have been duly and timely filed, (d) all costs, expenses, and liabilities payable on or prior to the Effective Time under the terms of the Contracts and any other agreement to which any of the Properties or the Seller or EXUS is bound have been properly and timely paid, except for such expenses as are being currently paid prior to delinquency in the ordinary course of business, and (e) Seller and EXUS are not obligated under any contract or agreement for the sale of gas containing a take-or-pay, advance payment, prepayment, or similar provision, or under any gathering, transmission, or any other contract or agreement with respect to any of the Properties (i) to pay for and take any gas if the purchase of such gas becomes unprofitable or (ii) to gather, deliver, process, or transport any gas without then receiving full payment therefor.

         SECTION 4.16  GAS IMBALANCES.

         (a) Schedule 4.16 accurately sets forth all pipeline and production imbalances and penalties as of the Effective Time arising with respect to the Properties.

         (b) Except as disclosed in Schedule 4.16, (i) no Buyer is entitled to "make-up" or otherwise take or receive deliveries of Hydrocarbons attributable to Seller's or EXUS's interest in the Wells, Units and Leases without paying at the time of such deliveries the full contract price therefor, (ii) no Person is entitled to receive any portion of Seller's or EXUS's Hydrocarbons or to receive cash or other payments to "balance" any disproportionate allocation of Hydrocarbons produced from the Units, Wells and Leases under any operating agreement, gas balancing or storage agreement, gas processing or dehydration agreement, gas transportation agreement, gas purchase agreement, or other agreements, whether similar or dissimilar, (iii) neither Seller nor EXUS is obligated to deliver any quantities of gas, or to pay any penalties or other amounts, in connection with the violation of any of the terms of any gas transportation contract or other agreement with shippers, (iv) no claim, notice, or order from any Governmental Body has been received by Seller or EXUS due to Hydrocarbon production from the Properties being in excess of allowables or similar violations which could result in curtailment of Hydrocarbon production from the Properties after Closing, and (v) neither Seller nor EXUS is obligated to pay any penalties or other payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Wells in excess of the contract requirements.

         SECTION 4.17  CONSENTS.

         Seller, on or before Closing, shall have used its reasonable efforts to obtain consents, except those which by their nature cannot be requested or obtained until after Closing, or which Buyer and Seller shall have mutually waived or which have resulted in an adjustment to the Purchase Price.

         SECTION 4.18  PLUGGING STATUS.

         Except as shown on Schedule 4.18, as of the date of this Agreement, there are no Wells located on the Properties that (i) Seller or EXUS is currently obligated by law or contract to presently plug and abandon; (ii) Seller or EXUS will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing Hydrocarbons in commercial quantities or otherwise currently being used in normal operations; (iii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the Properties; or (iv) to the best knowledge of Seller, have been plugged and abandoned but have not been plugged in accordance in all material respects with all applicable requirements of each regulatory authority having jurisdiction over the Properties.

         SECTION 4.19  EQUIPMENT.

         The Equipment has been maintained in good repair, working order and operating condition and is adequate for normal operation of the Properties. Neither Seller nor EXUS have removed Equipment from the Properties since the Effective Time, and they shall not remove any Equipment from the Properties without the consent of Buyer, including rental compressors and any other rental equipment utilized for or in connection with operation of the Properties.

         SECTION 4.20  CURRENT COMMITMENTS.

         Schedule 4.12 contains a true and complete list as of the date of this Agreement of all oral or written commitments for capital expenditures of more than $20,000 with respect to any of the Properties for which all of the activities anticipated in such commitments have not been completed by the Effective Time.

         SECTION 4.21  CONDEMNATION OR EXPROPRIATION.

         Seller has no knowledge or notice of any actual or threatened taking (whether permanent, temporary, whole or partial) of any part of the Properties by reason of condemnation or expropriation or the threat of condemnation or expropriation.

         SECTION 4.22  BANKRUPTCY.

         There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by or, to Seller's knowledge, threatened against Seller, EXUS or any Affiliate of Seller.

         SECTION 4.23  HISTORICAL INFORMATION.

         The historical factual information furnished by Seller to Buyer regarding lease operating expenses, Hydrocarbon pricing, and rates of production with respect to the Properties was accurate and complete in all material respects.

         SECTION 4.24  GOVERNMENT AUTHORIZATIONS.

         Except as disclosed on Schedule 4.13, Seller or EXUS has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the "Governmental Authorizations") that are presently necessary or required for the ownership and operation of the Seller's/EXUS's operated Assets as currently owned and operated (including, but not limited to, those required under Environmental Laws), the loss of which would, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 4.8 or Schedule
4.13 and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) Seller has caused to be operated the Seller/EXUS operated Assets in accordance with the conditions and provisions of such Government Authorizations, and (ii) no notices of violation have been received by Seller or EXUS, and no proceedings are pending or, to Seller's knowledge, threatened in writing that might result in any modification, revocation, termination or suspension of any such Governmental Authorizations or which would require any corrective or remediation action by Seller or EXUS.

         SECTION 4.25  PRODUCTION PROCEEDS PAYABLE TO EXUS.

         Exco represents and warrants that all revenues attributable to production from the Assets under this Agreement and the Assets under the Venus Agreement are (and have been since the Effective Time) being paid directly to EXUS and, to assure that Venus is able to satisfy all its post-Closing adjustment obligations to Buyer, that EXUS: (i) shall not disburse (and has not disbursed subsequent to the Effective Time) to Venus proceeds attributable to production after the Effective Time; and (ii) shall continue to utilize proceeds from production attributable to Venus's interest in the Venus Assets to pay Venus's proportionate share of Property Costs incurred after the Effective Time.

               ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller the following:

         SECTION 5.1   EXISTENCE AND QUALIFICATION.

         Buyer is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business as a foreign corporation in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on Buyer or its properties; and Buyer is duly qualified to do business as a foreign corporation in the respective jurisdictions where the Assets to be transferred to it are located.

         SECTION 5.2   POWER.

         Buyer has the corporate power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.

         SECTION 5.3   AUTHORIZATION AND ENFORCEABILITY.

         The execution, delivery and performance of this Agreement, and the performance of the transaction contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer (and all documents required hereunder to be executed and delivered by Buyer at Closing will be duly executed and delivered by Buyer) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Buyer, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 5.4   NO CONFLICTS.

         Buyer's execution, delivery and performance of this Agreement will not conflict with or violate any agreement, instrument to which Buyer is a party or any law, rule, regulation, ordinance, judgment, decree or order to which Buyer is subject.

         SECTION 5.5   LIABILITY FOR BROKERS' FEES.

         Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Buyer, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

         SECTION 5.6   LITIGATION.

         There are no actions, suits or proceedings pending, or to Buyer's knowledge, threatened in writing before any Governmental Body against Buyer or any subsidiary or Buyer which are reasonably likely to impair materially Buyer's ability to perform its obligations under this Agreement.


                       ARTICLE 6. COVENANTS OF THE PARTIES

         SECTION 6.1   ACCESS.

         (a) Between the date of execution of this Agreement and the Closing Date, Seller will give Buyer and its representatives access to the Assets and access to and the right to copy, at Buyer's expense, the Records in Seller's possession, for the purpose of conducting an investigation of the Assets, but only to the extent that Seller may do so without violating any obligations to any third party and to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Such access by Buyer shall be limited to Seller's normal business hours and any weekends and after hours requested by Buyer that can be reasonably accommodated by Seller, and Buyer's investigation shall be conducted in a manner that minimizes interference with the operation of the Assets. All information obtained by Buyer and its representatives under this Section shall be subject to the terms of Section 6.6.

         SECTION 6.2   GOVERNMENT REVIEWS.

         Seller and Buyer shall in a timely manner (a) make all required filings, if any, with and prepare applications to and conduct negotiations with, each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations. The Parties shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations.

         SECTION 6.3   NOTIFICATION OF BREACHES.

         Until the Closing,

         (a) Buyer shall notify Seller promptly after Buyer obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect.

         (b) Seller shall notify Buyer promptly after Seller obtains actual knowledge that any representation or warranty of Buyer contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Buyer prior to or on the Closing Date has not been so performed or observed in a material respect.

         (c) If any of Buyer's or Seller's representations or warranties are untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Buyer's or Seller's covenants or agreements to be performed or observed prior to on or the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation ,warranty, covenant or agreement shall (if curable) be cured by the Closing (or if the Closing does not occur, by the date set forth in Section 8.1(a)), then such breach shall be considered not to have occurred for all purposes of this Agreement.

         SECTION 6.4   LETTERS-IN-LIEU: ASSIGNMENTS: OPERATORSHIP.

         (a) Seller will execute on the Closing Date Letters in Lieu of Division and Transfer Orders relating to the Assets on forms prepared by Buyer and reasonably satisfactory to Seller to reflect the transactions contemplated hereby.

         (b) Seller will prepare and Seller and Buyer will execute on the Closing Date all assignments necessary to convey to Buyer, or Buyer's Affiliate, all federal or state leases in the form as prescribed by the applicable governmental body and otherwise acceptable to Buyer and Seller.

         (c) Seller will use its reasonable efforts to cause Buyer or Buyer's Affiliate, effective as of the Closing Date, to be appointed Operator of the Seller/EXUS operated Leases.

         SECTION 6.5   PUBLIC ANNOUNCEMENTS.

         Until thirty (30) days after the Closing, no Party shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the Other; provided, however, the foregoing shall not restrict disclosures by Buyer or Seller which are required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing party or its Affiliates.

         SECTION 6.6   OPERATION OF ASSETS.

         (a) Except as set in Section 6.6(b), below, until the Closing, Seller or EXUS (i) will continue to operate and administer the Assets in a good and workmanlike manner, (ii) will not, without the prior written consent of Buyer, commit to any operation, or services of related operations, reasonably anticipated by Seller or EXUS to require future capital expenditures by the owner of the Assets in excess of $20,000, or make any capital expenditures in excess of $20,000 except for matters set forth on Schedule 4.12, or terminate, materially amend, execute or extend any material agreements affecting the Assets, (iii) will maintain generally insurance coverage on the Assets presently furnished by nonaffiliated third parties in the amounts and of the types presently in force, (iv) will use commercially reasonable efforts to maintain in full force and effect all Leases, (v) will maintain all material governmental permits and approvals affecting the Assets, (vi) will not transfer, farmout, sell, hypothecate, encumber or otherwise dispose of any Assets except for sales and dispositions of oil and gas production made in the ordinary course of business consistent with past practices, and (vii) will not enter into, assign, terminate or amend, in any material respect, any Contract or any other contract or agreement by which the Properties are bound. Buyer's approval of any action restricted by this Section 6.6 shall be considered granted within 10 days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller's written notice) of Seller's notice to Buyer requesting such consent unless Buyer notifies Seller to the contrary during that period. In the event of an emergency, Seller may take such action as a prudent operator would take and shall notify Buyer of such action promptly thereafter.

         (b) The Louisiana Minerals 15-1 Alternate Well is currently drilling. Seller agrees to cause to be operated the Louisiana Minerals 15-1 Alternate Well in a good and workmanlike manner, consistent with industry standards. Seller or EXUS shall allow Buyer and Buyer's representatives and contractors reasonable access to this Well, at Buyer's sole cost and risk, and agrees to provide Buyer all information regarding such Well in the possession of Seller or EXUS. Seller also agrees to cause consultation with Buyer concerning all aspects regarding the drilling and/or completion of the Well including without limitation, casing size and completion procedures, in a timely manner so that Buyer's recommendations concerning drilling and completion operations may be fully evaluated and considered with respect to such Well.

         Buyer's access shall be at Buyer's sole risk, cost and expense, and Buyer shall release Seller from and shall fully protect, indemnify and defend Seller and its respective officers, agents, employees and Affiliates and hold them harmless from and against any and all claims relating to, arising out of, or connected, directly or indirectly, with Buyer's exercise of its rights under this Article 6.6(b), including without limitation, claims relating to (a) injury or death of any person or persons whomsoever caused by Buyer or its agents, (b) damage to or loss of any property or resource caused by Buyer or its agents, (c) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, or (d) fault imposed by statute, rule, regulation or otherwise. Buyer additionally agrees to comply with Seller's safety rules and procedures while upon the Properties.

         SECTION 6.7   INDEMNITY REGARDING ACCESS.

         Buyer agrees to indemnify, defend and hold harmless Seller, its Affiliates, the other owners of interests in the Properties, and all such Persons' directors, officers, employees, agents and representatives from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys' fees), including claims, liabilities, losses, costs and expenses attributable to personal injuries, death, or property damage, caused by or resulting from the exercise of access rights to the Assets and to the Records and other related information prior to the Closing by Buyer, its Affiliates, or its or their directors, officers, employees, agents or representatives.

         SECTION 6.8   GAS IMBALANCES.

         Buyer expressly assumes any and all obligations attributable to gas production imbalances with co-owners of the Properties. Should Buyer discover any inaccuracy in Schedule 4.16 prior to the submission of Buyer's written report pursuant to Section 8.4(b), Buyer may assert a claim for an adjustment under this Section by delivering a claim notice to Seller. If it is determined that there is an inaccuracy in the imbalances set forth on Schedule 4.16, then an adjustment to the Purchase Price, at the rate of $2.00 per Mcf will be made.

         SECTION 6.9   CONSENTS AND PREFERENTIAL RIGHTS.

         Seller shall promptly prepare and send (i) notices to the holders of any required consents to assignment of any Property requesting such consents and
(ii) notices to the holders of any applicable preferential rights to purchase any Asset requesting waivers of such preferential rights to purchase. The consideration payable under this Agreement for any particular Well, Unit or other Property for purposes of preferential purchase right notices shall be the Allocated Value for such Well, Unit or other Property. The allocated value for a Lease shall be the product of a fraction, the numerator of which shall be the surface acreage covered by a Lease which is included within a Unit and the denominator of which shall be the total surface acres within such Unit multiplied by the allocated value of such Unit as shown on Schedule 2.4. Seller shall use commercially reasonable efforts to cause such consents and waivers of preferential rights to purchase (or the exercise thereof) to be obtained and delivered prior to Closing. Buyer shall cooperate with Seller in seeking to obtain such consents and waivers of preferential rights. Should a third party fail to exercise its preferential right to purchase as to any portion of the Assets prior to Closing and the time for exercise or waiver has not yet expired, such preferential purchase right shall be treated in accordance with Section 3.5(a).

         SECTION 6.10  RELEASE OF LIENS.

         (a) The Assets are encumbered by a first and prior lien and security interest created in that certain Security Agreement dated June 30, 1999 and executed by EXUS, as Debtor, in favor of NationsBank, N.A., as Administrative Agent for certain financial institutions ("Banks"), and also evidenced by certain mortgages, deeds of trust, financing statements and assignments of production (collectively the "Lien"), all pursuant to that certain Credit Agreement dated June 30, 1999 by and between the same parties (the "Credit Agreement"). As provided in the Credit Agreement, and pursuant to separate agreements among NationsBank, Banc of America Securities, LLC ("Banc of America") and EXUS, Banc of America is the Sole Lead Arranger and Book Manager for the credit facility provided in the Credit Agreement. On or prior to Closing, Seller shall obtain a release of the Lien from Banc of America as well as statements from Banc of America and NationsBank that Banc of America is authorized to execute such release on behalf of all parties to the Credit Agreement and any other instrument evidencing or granting a security interest in the Assets, the intention being that the Assets shall be free and clear of all Liens or security interests related to the Credit Agreement. Said release shall be duly executed in recordable form.

         (b) To the extent the Assets are encumbered by any other lien or security interest, excluding those defined as Permitted Encumbrances under
Section 3.3, Seller shall, on or prior to Closing, obtain releases of such liens or security interests, duly executed and in recordable form.

         SECTION 6.11   TAX MATTERS.

         (a) Subject to the provisions of Section 10.3, Seller shall be responsible for all Taxes (other than ad valorem, property, severance, production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, which are addressed in Section 1.4) attributable to any period of time at or prior to Closing, including without limitation income Taxes arising as a result of the gain recognized on the transfer of the Assets, and Buyer shall be responsible for all such Taxes attributable to any period of time after Closing. Regardless of which party is responsible, Seller or EXUS shall handle payment to the appropriate Governmental Body of all Taxes with respect to the Assets which are required to be paid prior to Closing (and shall file all returns with respect to such Taxes).

         (b) With respect to the 1999 ad valorem taxes on the Properties, Seller or EXUS shall pay in full such taxes on or before December 31, 1999. Seller shall provide Buyer with copies of paid tax receipts. Buyer shall be responsible for its pro rata share of such taxes based on the Effective Time of October 1, 1999. Buyer's pro rata share shall be calculated by taking the gross taxes levied on the total working interest in the Properties times Seller's percentage ownership in the total working interest times the proration factor (91/365).

         SECTION 6.12 SELLER'S POST AGREEMENT ACQUISITIONS, NON-COMPETE OBLIGATION.

         (a) The Parties acknowledge that Seller on the date of execution of this Agreement is in the process of evaluating the acquisition of certain royalty and overriding royalty interests applicable to the Lands and the Area of Exclusion. Seller represents that the acquisition of such interests shall in no way diminish the net revenue interest or working interest being conveyed by Seller to Buyer as set forth on Exhibits A-1 and A-2. Notwithstanding anything to the contrary contained in this Agreement, any royalty interest or overriding royalty interest acquired by Seller after the date of this Agreement and prior to Closing shall not constitute Assets hereunder. Before Seller sends any offer to a party to purchase or otherwise acquire any such interest, Seller shall first provide to Buyer data showing how it determined the value of the royalty interest or overriding royalty interest, as applicable, and a copy of the offer. If Seller acquires a royalty interest or overriding royalty interest applicable to any Leases or Lands, Seller shall comply with the provisions of Section 6.12(b), below.

         (b) This Section 6.12(b) shall apply to any royalty or overriding royalty interest acquired by Seller subsequent to the execution of this Agreement and on or prior to December 31, 2000. If Seller, whether acting individually or jointly with others, purchases, acquires, obtains or otherwise becomes entitled to receive ("Acquisition") any royalty or overriding royalty interest within the Area of Exclusion, Seller shall, within thirty (30) days thereafter, notify Buyer in writing of such acquisition and the particulars thereof and provide Seller with a copy of the Purchase and Sale Agreement or other agreement evidencing such particulars including the nature, amount and proportion of the interest involved and the costs, terms and conditions upon which the royalty or overriding royalty interest was acquired. Within fifteen
(15) days after Buyer's receipt of the aforesaid notice and information, Buyer shall have an opportunity to elect to purchase all of the interest acquired by Seller for the price paid by Seller. Failure by Buyer to respond within said fifteen (15) day period shall be deemed an election not to purchase the interest. Within fifteen (15) days after an election by Buyer to acquire such interest, it shall pay to Seller the aforesaid amount, and Seller shall promptly assign such interest, the form of assignment to be agreed upon by the parties and to contain a special warranty of title by, through and under Seller, but not otherwise.

         (c) At Closing Seller agrees to turn over to Buyer all its work in progress pertaining to its acquisition of royalty and overriding royalty interests, including all documents related thereto. Seller has had two employees devoted full time to evaluation of and preparation of offers for such interests since November 17, and these employees will continue this work until Closing. If Closing occurs, Buyer agrees to pay Seller the sum of Four Hundred Fifteen Dollars ($415.00) per day for each full work day both employees have devoted to these acquisitions as reimbursement to Seller for the expenses it has incurred for such work; provided, however, in no event shall such payment exceed Twelve Thousand Dollars ($12,000.00). Seller agrees to provide Buyer with documentation substantiating its costs on or immediately prior to Closing.

         (d) As further consideration for Buyer entering into this transaction, Seller agrees that it shall not acquire any mineral interest or oil and gas leases in the Area of Exclusion on or after execution of this Agreement and prior to January 1, 2001. In the event that Seller does inadvertently acquire any such interest, then Seller shall, without prejudice to Buyer's other legal remedies, be required to offer such interest to Buyer in accordance with the procedure set out in Section 6.12(b), above.

         SECTION 6.13   FURTHER ASSURANCES.

         After Closing, Seller and Buyer agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.


                        ARTICLE 7. CONDITIONS TO CLOSING

          SECTION 7.1   CONDITIONS OF SELLER TO CLOSING.

         The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:

         (a) Representations. The representations and warranties of Buyer set forth in Article 5 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

         (b) Performance. Buyer shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

         (c) Pending Litigation. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body;

         (d) Deliveries. Buyer shall have for delivery to Seller duly executed counterparts of the Conveyances and the other documents and certificates to be delivered by Buyer under Section 8.3; and

         (e) Title Defects. The sum of all Title Defect Amounts for Title Defects determined under Section 3.4(a) prior to Closing (except Title Defect Amounts pursuant to Sections 3.5 and 6.9) plus Estimated Environmental Remedial Costs associated with Environmental Defects under Section 3.7, and gas imbalances shall be less than $400,000.

         SECTION 7.2   CONDITIONS OF BUYER TO CLOSING.

         The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction on or prior to Closing of each of the following conditions:

         (a) Representations. The representations and warranties of Seller set forth in Article 4 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date which need only be true and correct on and as of such specified date), except for such breaches, if any, as would not have a Material Adverse Effect;

         (b) Performance. Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

         (c) Simultaneous Closing. Both the transaction contemplated under this Agreement and that under the Venus Agreement shall be consummated simultaneously at Closing. Should Seller or Venus fail to close, Buyer, at its option, shall have the right to terminate this Agreement pursuant to Article 9;

         (d) Pending Litigation. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be threatened or pending before any Governmental Body;

         (e) Deliveries. Seller shall have delivered to Buyer duly executed counterparts of the Conveyances and the other documents and certificates to be delivered by Seller under Section 8.2;

         (f) Title Defects. The sum of all Title Defect Amounts for Title Defects determined under Section 3.4(a) prior to the Closing, including Title Defect Amounts pursuant to Sections 3.6 and 6.9, and Estimated Environmental Remedial Costs associated with Environmental Defects shall be less than six percent (6%) of the unadjusted Purchase Price; and


                               ARTICLE 8. CLOSING

         SECTION 8.1   TIME AND PLACE OF CLOSING.

         (a) Consummation of the purchase, sale and exchange transaction and exchange transaction as contemplated by this Agreement (the "Closing"), shall, unless otherwise agreed to in writing by Buyer and Seller, take place at the offices of Texas Escrow, 300 Crescent Court,

Ste. 100, Dallas, Texas, at 10:00 a.m., local time, on or before December 31, 1999, or if all conditions in Article 7 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the rights of the parties under Article 9.

         (b) The date on which the Closing occurs is herein referred to as the "Closing Date."

         SECTION 8.2   OBLIGATIONS OF SELLER AT CLOSING.

         At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall deliver or cause to be delivered to Buyer, among other things, the following:

         (a) Conveyances of the Assets, subject to the provisions of Section 3.5(a), in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by Seller;

         (b) Physical possession of all the Assets and Environmental Permits and health and safety plans to Buyer, unless another time for delivery of a portion of the Assets is elsewhere specified herein.

         (c) Assignments, on appropriate forms, of state and of federal leases comprising portions of the Assets, duly executed by Seller;

         (d) Letters-in-lieu of transfer orders covering the Assets, duly executed by Seller; and

         (e) An executed statement described in Treasury Regulation ss.1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code.

         (f) Release of Liens, as described in Section 6.10, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by the holder of said Lien.

         SECTION 8.3   OBLIGATIONS OF BUYER AT CLOSING.

         At the Closing, upon the terms and subject to the conditions of this Agreement, Buyer shall deliver or cause to be delivered, among other things, the following:

         (a) A wire transfer to Texas Escrow of the Closing Payment (as defined in Section 8.4(a), below) in same-day funds;

         (b) Conveyances of the Assets, duly executed by Buyer;

         (c) Conveyances to EXCO of the Anadarko Like-Kind Exchange Properties; and

         (d) Letters-in-lieu of transfer orders covering the Assets, duly executed by Buyer.


         SECTION 8.4   CLOSING PAYMENT AND POST-CLOSING PURCHASE PRICE
                       ADJUSTMENTS.

         (a) Not later than ten (10) business days prior to the Closing Date, Seller shall prepare and deliver to Buyer, using and based upon the best information available to Seller, a preliminary settlement statement estimating the Adjusted Purchase Price after giving effect to all Purchase Price adjustments set forth in Section 2.3. The estimate delivered in accordance with this Section 8.4(a) shall, after any reduction for a Title Defect Amount which is in dispute, constitute the dollar amount to be paid by Buyer to Seller at the Closing (the "Closing Payment").

         (b) As soon as reasonably practicable after the Closing but not later than the 60th day following the Closing Date, Seller shall prepare and deliver to Buyer a statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment, based, to the extent possible, on actual credits, charges, receipts and other items before and after the Effective Time and taking into account all Title Defect adjustments under Section 3.4. Seller shall at Buyer's request supply reasonable documentation available to support any credit, charge, receipt or other item. As soon as reasonably practicable but not later than the 60th day following receipt of Seller's statement hereunder, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to such Statement. The parties shall undertake to agree on the final statement of the Adjusted Purchase Price no later than 150 days after the Closing Date. In the event that the parties cannot reach agreement within such period of time, the remaining matters may be determined pursuant to Section 11.16. Within ten (10) days after the earlier of (i) the expiration of Buyers 60-day review period without delivery of any written report, or (ii) the date on which the parties finally determine the disputed matters, (x) Buyer shall pay to Seller the amount by which the Adjusted Purchase Price exceeds the Closing Payment or (y) Seller shall pay to Buyer the amount by which the Closing Payment exceeds the Adjusted Purchase Price, as applicable. Any post-closing payment pursuant to this Section 8.4 shall bear interest from the Closing Date to the date of payment at the Agreed Interest Rate.

         (c) All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to Texas Escrow for the credit of Seller. All payments made or to be made hereunder to Buyer shall be by electronic transfer of immediately available funds to a bank and account specified by Buyer in writing to Seller.

                      ARTICLE 9. TERMINATION AND AMENDMENT

         SECTION 9.1   TERMINATION.

         This Agreement may be terminated at any time prior to Closing: (i) by the mutual prior written consent of Seller and Buyer; or (ii) by either Buyer or Seller, if Closing has not occurred on or before December 31, 1999; provided, however, that no party shall be entitled to terminate this Agreement under this
Section 9.1 (ii) if the Closing has failed to occur because such party failed to perform or observe in any material respect its covenants and agreements hereunder.

         SECTION 9.2   EFFECT OF TERMINATION.

         If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 4.6, 5.5, 6.6(b), 6.7, 11.4 and 11.16 which shall continue in full force and effect) and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement. In the event this Agreement terminates under Section 9.1 (ii) because a party has failed to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed at or prior to Closing, then the other party shall be entitled to all remedies available at law or in equity and shall be entitled to recover attorneys' fees in addition to any other relief to which such party maybe entitled.


                      ARTICLE 10. POST-CLOSING OBLIGATIONS;
                          INDEMNIFICATION; LIMITATIONS

         SECTION 10.1   RECEIPTS.

         Except as otherwise provided in this Agreement, any production from or attributable to the Assets (and all products and proceeds attributable thereto) and any other income, proceeds, receipts and credits attributable to the Assets which are not reflected in the adjustments to the Purchase Price following the final adjustment pursuant to Section 8.4(b) shall be treated as follows: (a) all production from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Buyer is entitled under Section 1.4 shall be the sole property and entitlement of Buyer, and, to the extent received by Seller, Seller shall fully disclose, account for and remit the same promptly to Buyer, and (b) all production from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Seller is entitled under Section 1.4 shall be the sole property and entitlement of Seller and, to the extent received by Buyer, Buyer shall fully disclose, account for and remit the same promptly to Seller.

         SECTION 10.2   EXPENSES.

         Except as otherwise provided in this Agreement, any Property Costs which are not reflected in the adjustments to the Purchase Price following the final adjustment pursuant to Section 8.4(b) shall be treated as follows: (a) all Property Costs for which Seller is responsible under Section 1.4 shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer for and hold Buyer harmless from and against same; and
(b) all Property Costs for which Buyer is responsible under Section 1.4 shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller, promptly reimburse Seller for and hold Seller harmless from and against same. Seller is entitled to resolve all joint interest audits and other audits of Property Costs covering periods for which Seller is in whole or in part responsible, provided that Seller shall not agree to any adjustments to previously assessed costs for which Buyer is liable without the prior written consent of Buyer, such consent not to be unreasonably withheld. Seller shall provide Buyer with a copy of all applicable audit reports and written audit agreements received by Seller and relating to periods for which Buyer is partially responsible.

         SECTION 10.3   ASSUMPTION AND INDEMNIFICATION.

         (a) AT CLOSING, BUYER SHALL ASSUME ALL COSTS, OBLIGATIONS AND LIABILITIES OF SELLER THAT (I) RELATE TO THE ASSETS, (II) ARISE FROM OR RELATE TO EVENTS OCCURRING ON OR AFTER BUT NOT BEFORE THE EFFECTIVE TIME AND (III) DO NOT ARISE FROM OR RELATE TO THE INACCURACY OF ANY REPRESENTATION OR WARRANTY OF SELLER, OR THE BREACH OF, OR FAILURE TO PERFORM OR SATISFY, ANY COVENANT OF SELLER, SET FORTH IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT OR CERTIFICATE EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT ("ASSUMED OBLIGATIONS"); PROVIDED; HOWEVER, BUYER SHALL HAVE NO OBLIGATIONS WITH RESPECT TO LIABILITIES ARISING FROM INJURIES OR DEATH WITH RESPECT TO CONTINUED OPERATION BY SELLER OF THE ASSETS AFTER THE EFFECTIVE TIME AND PRIOR TO THE CLOSING DATE.

         (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, SELLER SHALL BE RESPONSIBLE FOR, SHALL PAY ON A CURRENT BASIS, AND SHALL DEFEND, INDEMNIFY, SAVE, HOLD HARMLESS, DISCHARGE AND RELEASE BUYER FROM AND AGAINST ANY AND ALL LIABILITIES, ARISING FROM, BASED UPON, RELATED TO OR ASSOCIATED WITH: (1) ANY LIABILITIES OF SELLER OTHER THAN THE ASSUMED OBLIGATIONS; (2) ANY ACT, OMISSION, EVENT, CONDITION OR CIRCUMSTANCE INVOLVING OR RELATING TO THE ASSETS OCCURRING OR EXISTING BEFORE THE EFFECTIVE TIME; (3) THE OWNERSHIP OR OPERATION

OF THE ASSETS BEFORE THE EFFECTIVE TIME; (4) ANY BROKERS' OR FINDERS' FEES OR COMMISSIONS ARISING WITH RESPECT TO BROKERS OR FINDERS RETAINED OR ENGAGED BY ANY PERSON OTHER THAN BUYER AND RESULTING FROM OR RELATING TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; (5) THE INACCURACY OF ANY REPRESENTATION OR WARRANTY OF SELLER SET FORTH IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT OR CERTIFICATE EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT; (6) THE BREACH OF, OR FAILURE TO PERFORM OR SATISFY, ANY OF THE COVENANTS OF SELLER SET FORTH IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT OR CERTIFICATE EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT; AND/OR (7) CAUSED BY OR ARISING OUT OF OR RESULTING FROM INJURY OR DEATH WHICH IS ATTRIBUTABLE TO OPERATIONS BY SELLER BETWEEN THE EFFECTIVE TIME AND THE CLOSING DATE. SELLER SHALL ALSO DEFEND, INDEMNIFY AND HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, LAWSUITS, FINES, PENALTIES, JUDGMENTS AND/OR EXPENSES (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' FEES) ARISING FROM OR RELATED TO THE BREACH OF, OR FAILURE OF VENUS TO PERFORM OR SATISFY ANY OF THE COVENANTS OR OTHER OBLIGATIONS, WHETHER PRE OR POST-CLOSING, INCLUDING VENUS' INDEMNITY OBLIGATIONS, ALL AS SET FORTH IN THE VENUS AGREEMENT.

         (c) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER SHALL BE RESPONSIBLE FOR, SHALL PAY ON A CURRENT BASIS, AND SHALL DEFEND, INDEMNIFY, SAVE, HOLD HARMLESS, DISCHARGE AND RELEASE SELLER FROM AND AGAINST ANY AND ALL LIABILITIES ARISING FROM, BASED UPON, RELATED TO OR ASSOCIATED WITH: (1) THE ASSUMED OBLIGATIONS; (2) ANY ACT, OMISSION OR EVENT INVOLVING OR RELATING TO THE ASSETS OCCURRING AFTER THE EFFECTIVE TIME EXCEPT AS SET FORTH IN SECTION 10.3(B), ABOVE; (3) THE OWNERSHIP OR OPERATIONS OF THE ASSETS AFTER THE EFFECTIVE TIME EXCEPT AS SET FORTH IN SECTION 10.3(B), ABOVE;
(4) ANY BROKERS' OR FINDERS' FEES OR COMMISSIONS ARISING WITH RESPECT TO BROKERS OR FINDERS RETAINED OR ENGAGED BY BUYER AND RESULTING FROM OR RELATING TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; (5) THE INACCURACY OF ANY REPRESENTATION OR WARRANTY OF BUYER SET FORTH IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT OR CERTIFICATE EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT; AND/OR (6) THE BREACH OF, OR FAILURE TO PERFORM OR SATISFY ANY OF THE COVENANTS OF BUYER SET FORTH IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT OR

CERTIFICATE EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.

         (d) "Liabilities", for purposes of this Article 10, shall mean any actual liability, loss, cost, diminution in value, expense, claim, demand, notice of violation, investigation, administrative proceeding, payment, charge, obligation, fine, penalty, deficiency, award or judgment, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that Buyer and Seller shall not be entitled to indemnification under this Section 10.3 for, and "Liabilities" shall not include, loss of profits or other consequential damages suffered by the party claiming indemnification, or any punitive damages.

         (e) The indemnity of each party provided in this Section 10.3 shall be for the benefit of and extend to each Party's present, former and future Affiliates, successors and permitted assigns, and its and their directors, officers, employees, agents, and representatives.

         SECTION 10.4   INDEMNIFICATION ACTIONS.

         All claims for indemnification under Section 10.3 shall be asserted and resolved as follows:

         (a) For purposes of this Article 10, the term "Indemnifying Party" when used in connection with particular Liabilities shall mean the Party or Parties having an obligation to indemnify another Party or Parties with respect to such Liabilities pursuant to this Article 10, and the term "Indemnified Party" when used in connection with particular Liabilities shall mean the Party or Parties having the right to be indemnified with respect to such Liabilities by another Party or Parties pursuant to this Article 10.

         (b) To make claim for indemnification under Section 10.3, an Indemnified Party shall notify the Indemnifying Party of its claim under this
Section 10.4, including the specific details of and specific basis under this Agreement for its claim (the "Claim Notice"). In the event that the claim for indemnification is based upon a claim by a third party against the Indemnified Party (a "Claim"), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Party to give notice of a Claim as provided in this Section 10.4 shall not relieve the Indemnifying Party of its obligations under Section 10.3 except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Claim or otherwise prejudices the Indemnifying Party's ability to defend against the Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement which was inaccurate or breached.

         (c) In the case of a claim for indemnification based upon a Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such 30-day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

         (d) If the Indemnifying Party admits its liability, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof if requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Section 10.4(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Claim or (ii) settle any Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

         (e) If the Indemnifying Party admits its liability but fails to diligently prosecute or settle the Claim, then the Indemnified Party shall have the right to defend against the Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party's choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party in good faith does not admit its liability, then the Indemnifying Party shall have the right to defend against the Claim with counsel of the Indemnified Party's choosing. The Indemnified Party will be entitled to its costs and expenses if the Indemnifying Party is unable to establish it was not required to indemnify the Indemnified Party. If the Indemnifying Party has not yet admitted its liability for a Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 days following receipt of such notice to (i) admit in writing its liability for the Claim and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement.

         (f) In the case of a claim for indemnification not based upon a Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liabilities or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the amount of such Liabilities shall conclusively be deemed a liability of the Indemnifying Party hereunder.

         SECTION 10.5   LIMITATION ON ACTIONS.

         After Closing, any assertion by Buyer that Seller is liable for indemnity under Section 10.3(b) for an Environmental Claim or Environmental Liabilities must be made by Buyer in writing and given to Seller on or before the Final Environmental Claim Date (or not at all).

                            ARTICLE 11. MISCELLANEOUS

         SECTION 11.1   COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 11.2   EXHIBITS.

         The Exhibits and Schedules referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

         SECTION 11.3   EXPENSES.

         Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

         SECTION 11.4   NOTICES.

         All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the Party charged with such notice and addressed as follows:


         If to Seller:      EXCO Resources, Inc.
         ------------       5735 Pineland Dr., Ste. 235
                            Dallas, Texas 75231
                            Attn:  General Counsel
                            Telephone:  214-368-2084
                            Telecopy:  214-368-2087

         If to Buyer:       Anadarko Petroleum Corporation
         -----------        17001 Northchase Drive
                            P. O. Box 1330
                            Houston, Texas 77251-1330
                            Attn:  Randy Junior
                            Telephone:  281-874-3513
                            Telecopy:   281-873-1390


         Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.

         SECTION 11.5        WIRE TRANSFER INSTRUCTIONS.

         Funds payable to Seller shall be wired to:

                            Texas Escrow Company, Inc.
                            300 Crescent Court, Ste. 100
                            Dallas, TX  75201

         SECTION 11.6      AMENDMENTS.

         This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming benefit of such amendment or waiver.

         SECTION 11.7      ASSIGNMENT.

         Subject to Section 2.2, no Party may assign all or any portion of its rights or delegate all or any portion of its duties hereunder unless it continues to remain liable for the performance of its obligations hereunder and obtains the prior written consent of the other Party; provided, however, this
Section 11.7 shall not require Seller's consent to any transfer of rights hereunder by Buyer to Buyer's Affiliate.

         SECTION 11.8      CONDITIONS.

         The inclusion in this Agreement of conditions to Seller's and Buyer's obligations at the Closing shall not, in and of itself, constitute a covenant of either Seller or Buyer to satisfy the conditions to the other Party's obligations at the Closing.

         SECTION 11.9      COUNTERPARTS.

         This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

         SECTION 11.10     GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the State of Texas, but without regard to laws or principles of conflicts of laws that would cause application of the laws of another jurisdiction.

         SECTION 11.11     ENTIRE AGREEMENT.

         This Agreement (including the Exhibits and Schedules hereto) constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

         SECTION 11.12     PARTIES IN INTEREST.

         This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

         SECTION 11.13     SURVIVAL.

         The representations, warranties, covenants, agreements and indemnities provided for in this Agreement shall survive the Closing and shall not be extinguished by the doctrine of merger by deed, confusion or any similar doctrine and no waiver, release or forbearance of the application of the provisions of those paragraphs in any given circumstance shall operate as a waiver, release or forbearance of the provisions of the paragraphs as to any other circumstance.

         SECTION 11.14   CONSTRUCTION.

         Seller and Buyer have had substantial input into the drafting and preparation of this Agreement and have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm's-length negotiations from equal bargaining positions.

         SECTION 11.15   LIMITATION ON DAMAGES.

         Notwithstanding anything to the contrary contained herein, none of Buyer, Seller or any of their respective Affiliates shall be entitled to punitive damages in connection with this Agreement and the transactions contemplated hereby and each of Buyer and Seller, for itself and on behalf of its Affiliates, hereby expressly waives any right to punitive damages in connection with this Agreement and the transactions contemplated hereby.

         SECTION 11.16   ARBITRATION.

         Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources ("CPR") Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators selected by CPR in accordance with Rule 6 of the CPR Rules. The arbitration shall be governed by the Uniform Arbitration Act, V.T.C.A., Civil Practice and Remedies Code, Sections 171.001 to 171.020, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas, unless otherwise agreed to by the parties hereto. The arbitrators are not empowered to award consequential, indirect, special, punitive, or exemplary damages, and each Party hereby irrevocably waives any damages in excess of actual damages.

         SECTION 11.17     SEVERABILITY.

         If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either Party.


                             ARTICLE 12. DEFINITIONS

         "Adjustment Period" has the meaning set forth in Section 2.3(a).

         "Adjusted Purchase Price" has the meaning set forth in Section 2.3.

         "Affiliate" with respect to any Person, means any person that directly or indirectly controls, is controlled by or is under common control with such Person, including a limited liability corporation.

         "Agreed Interest Rate" shall mean six percent (6%) per annum simple interest.

         "Agreement" has the meaning set forth in the first paragraph of this Agreement.

         "Allocated Value" has the meaning set forth in Section 2.4.

         "Anadarko's Like-Kind Exchange Property" shall mean the property described in Exhibit "C".

         "Acquisition" has the meaning set forth in Section 6.12(b).

         "Area of Exclusion" shall mean the property described in Exhibit "G".

         "Assets" has the meaning set forth in Section 1.2.

         "Assumed Obligations" has the meaning set forth in Section 10.3(a).

         "Business Day" means each calendar day except Saturdays, Sundays, and Federal holidays.

         "Buyer's Affiliate" has the meaning set forth in Section 1.1(a).

         "Claim" has the meaning set forth in Section 10.4.

         "Claim Notice" has the meaning set forth in Section 10.4.

         "Closing" has the meaning set forth in Section 8.1(a).

         "Closing Date" has the meaning set forth in Section 8.l(b).

         "Closing Payment" has the meaning set forth in Section 8.4(a).

         "Code" has the meaning set forth in Section 2.4.

         "Contracts" has the meaning set forth in Section 1.2(f).

         "Conveyance" has the meaning set forth in Section 3.1(b).

         "Defensible Title" has the meaning set forth in Section 3.2.

         "Effective Time" has the meaning set forth in Section 1.4.

         "Environmental Audit" has the meaning set forth in Section 3.7(a).

         "Environmental Claim" shall mean any action, claim or written notice by any Person alleging potential liability of the Seller or its Affiliates arising out of or resulting from any actual or alleged violation of, or any remedial obligation under, any Environmental Law with respect to the Properties.

         "Environmental Defect" has the meaning set forth in Section 3.7.

         "Environmental Laws" means, as the same have been amended to the date hereof, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629; the Oil Pollution Act, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j; and all similar Laws as of the date hereof of any Governmental Body having jurisdiction over the property in question addressing pollution or protection of the environment and all regulations implementing the foregoing.

         "Environmental Liabilities" shall mean any and all costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, taxes, orphan share, prejudgment and postjudgment interest, court costs, attorneys' fees, and other Liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body to the extent arising out of or under Environmental Laws or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of or attributable to any violation of, or any remediation obligation under, any Environmental Law.

         "Environmental Permits" has the meaning set forth in Section 4.9.

         "Equipment" has the meaning set forth in Section 1.2(e).

         "Excluded Assets" has the meaning set forth in Section 1.3.

         "EXUS" means EXUS Energy, LLC, a Delaware Limited Liability Company, formed by Venus Exploration Inc ("Venus") and EXCO.

         "Final Environmental Claim Date" means the date that is one (1) year after the Closing Date.

         "Governmental Authorization" has the meaning set forth in Section 4.23.

         "Governmental Body" means any federal, state, local, municipal, or other governments; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

         "Hazardous Materials" shall mean any explosives, radioactive materials, asbestos material, urea formaldehyde, hydrocarbon contaminants, underground tanks, pollutants, contaminants, hazardous, corrosive or toxic substances, special waste or waste of any kind, including compounds known as chlorobiophenyls and any material or substance the storage, manufacture, disposal, treatment, generation, use, transport, migration, or release into the environment of which is prohibited, controlled, regulated or licensed under Environmental Laws, including, but not limited to, (i) all "hazardous substances" as that term is defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and (ii) petroleum and petroleum products.

         "Hydrocarbons" has the meaning set forth in Section 1.2(c).

         "Indemnified Party" has the meaning set forth in Section 10.4.

         "Indemnifying Party" has the meaning set forth in Section 10.4.

         "Lands" has the meaning set forth in Section 1.2(a).

         "Laws" means all statutes, rules, regulations, ordinances, orders, and codes of Governmental Bodies.

         "Leases" has the meaning set forth in Section 1.2(a).

         "Liabilities" has the meaning set forth in Section 10.3(d).

         "Material Adverse Effect" means any material adverse effect on the ownership, operation or value of the Assets, as currently operated, taken as a whole, provided, however, that "Material Adverse Effect" shall not include general changes in industry or economic conditions or changes in laws or in regulatory policies.

         "Party" or "Parties" means one or all of signatory Parties to this Agreement, respectively, unless otherwise indicated.

         "Permitted Encumbrances" has the meaning set forth in Section 3.3.

         "Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

         "Properties" has the meaning set forth in Section 1.2(d).

         "Property Costs" has the meaning set forth in Section 1.4.

         "Purchase Price" has the meaning set forth in Section 2.1.

         "Buyer" has the meaning set forth in the first paragraph of this Agreement.

         "Records" has the meaning set forth in Section 1.2(h).

         "Seller" has the meaning set forth in the first paragraph of this Agreement and in Section 4.2(b).

         "Seller Like-Kind Exchange Assets" has the meaning set forth in Section 1.1(b).

         "Surface Contracts" has the meaning set forth in Section 1.2(g).

         "Taxes" means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding Taxes or other governmental fees or charges imposed by any taxing authority, including any interest, penalties or additional amounts which may be imposed with respect thereto.

         "Tax Returns" has the meaning set forth in Section 4.8.

         "Title Claim Date" has the meaning set forth in Section 3.4(a).

         "Title Defect" has the meaning set forth in Section 3.2.

         "Title Defect Amount" has the meaning set forth in Section 3.4(c).

         "Title Defect Notice" has the meaning set forth in Section 3.4(a).

         "Title Defect Property" has the meaning set forth in Section 3.4(a).

         "Units" has the meaning set forth in Section 1.2(d).

         "Venus Agreement" means the Purchase and Sale Agreement between Venus and Anadarko under which Venus is obligated to sell, and Anadarko is obligated to purchase, Venus' interest in the Wells, Units and Leases identified in Exhibits A, A-1 and A-2.

         "Wells" has the meaning set forth in Section 1.2(b).

         IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date as set forth below but effective as of December 17, 1999.

ATTEST:                             SELLER:

                                    EXCO RESOURCES, INC.


By: /s/ RICHARD E. MILLER           By:  /s/ DOUGLAS H. MILLER
    ---------------------                ---------------------
Name: Richard E. Miller             Name:    Douglas H. Miller
Title: Secretary                    Title:  Chief Executive Officer
Date: 12-17-99                      Date:  12-17-99



ATTEST:                             BUYER:

                                    ANADARKO PETROLEUM CORPORATION


By: /s/ JAMES J. WARD, JR.          By:  /s/ BRUCE H. STOVER
    ---------------------                -------------------
Name: James J. Ward, Jr.            Name:    Bruce H. Stover
Title: Asst. Secretary              Title: Vice President,
Date:  12-17-99                            Worldwide Business Development
                                    Date: 12-17-99

                         LIST OF EXHIBITS AND SCHEDULES


                  EXHIBIT A                                   Oil, Gas and Mineral Leases

                  EXHIBIT A-1                                 Oil and Gas Wells

                  EXHIBIT A-2                                 All right, title and interest of Seller in or to any pools or units

                  EXHIBIT B                                   Exchange Agreement

                  SCHEDULE 4.12A                              Authority for Expenditure

                  SCHEDULE 4.13                               Non-Compliance With Laws/Governmental Authorizations

                  SCHEDULE 4.15                               Outstanding Payments for Production

                  SCHEDULE 4.16                               Gas Imbalances as of the Effective Time

                  SCHEDULE 4.18                               Unplugged/Improperly Plugged Wells

                  EXHIBIT C                                   Anadarko's Like-Kind Exchange Property

                  EXHIBIT D                                   Assignment and Bill of Sale

                  EXHIBIT E                                   Permitted Encumbrances

                  EXHIBIT F                                   Equipment

                  EXHIBIT G                                   Area of Exclusion

                  Exhibits and schedules for this Exhibit 10.1 have not been filed herewith. These exhibits and schedules will be filed if requested by the Securities and Exchange Commission.